[Jonathon P. Ruben, CPA Letterhead]


CONSENT  OF  INDEPENDENT  CERTIFIED  PUBLIC  ACCOUNTANTS

Single  Source  Financial  Services  Corporation
121  North  San  Vicente  Boulevard
Beverly  Hills,  California  90211


We consent to the use in this Form S-8 of our referenced report relating to the financial statements of Single Source Financial Services Corporation, and to the reference of our firm under the headings "Expert."


/s/  Jonathon  P.  Reuben  C.P.A.

Jonathon  P.  Reuben,  C.P.A.
An  Accountancy  Corporation
Torrance,  CA  90505
April  18,  2002

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